Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 1, 2015, with respect to the financial statements and supplemental schedule of Southwestern Energy Company 401(K) Savings Plan included in the Annual Report on Form 11-K for the year ended December 31, 2014, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ Grant Thornton LLP

Houston, Texas

February 26, 2016